SAFETY INCENTIVE PLAN

FOR NON-OPERATING AGREEMENT EMPLOYEES

As Amended January 1, 2004

A.             INTRODUCTION - The Norfolk Southern Safety Incentive Plan for Non-Operating Agreement Employees ("SIP") is designed to provide an additional incentive to work safely through Safety Incentive Awards ("Awards") to eligible agreement employees who work without injury during the contest year.   This Plan was amended effective January 1, 2004 to provide for Awards to be made in the form of Stock Units.   Shares of Norfolk Southern Corporation common stock ("Common Stock") will not be awarded for calendar years beginning on or after January 1, 2004.

B.             ELIGIBILITY AND COVERED EMPLOYMENT - An "eligible employee is an employee of Norfolk Southern Corporation or one of its rail subsidiaries or affiliates (the "Company") who works in a department or unit in Appendix A during a calendar year a sufficient number of hours in "covered employment" equal to that required to earn vacation.   "Covered employment" is employment in a position covered by a collective bargaining agreement.   Partially excepted positions classified as 3A or 3B are not considered covered employment.   To qualify for an Award for a given year, an eligible employee must work in covered employment for more than half of that year in a single contest group and must have payroll activity of at least 960 hours during that year in that single contest group.   "Payroll activity" includes pay for straight time, overtime, vacation, holiday, sick leave and any other hourly compensation made through the payroll process.   The eligible groups are listed in Appendix A.   The definition and scope of the term "eligible employee" and other terms herein, without limitation, are subject to change at any time, at the sole discretion of the Company.

C.             STOCK UNITS - Awards will be made in the form of Stock Units.   Each Stock Unit represents the right to receive a cash payment based on the Fair Market Value of Norfolk Southern Corporation common stock on the date of the Award.   Eligible employees receiving an Award of Stock Units will not have any actual ownership interest (including the right to vote and/or receive dividends) in Common Stock.   Fair Market Value will equal the value of Common Stock on a particular date as measured by the closing price at which Common Stock is traded on such date as reported in the Composite Transactions by Bloomberg L.P., or its successor, on its internet-based service, or, if Common Stock was not traded on such date, on the next preceding day on which Common Stock was traded.

D.             SAFETY INCENTIVE AWARDS -

1.   The Company will award 5 Stock Units to each eligible employee who (i) is a qualifying member of a contest team listed in Groups 1, 2, 3 or 4 of Appendix A in the annual Norfolk Southern Safety Performance Contest for Non-Operating Agreement Employees which has no reportable injuries for the contest year and (ii) works in covered employment without injury during the contest year.

2.   The Company will award 6 Stock Units to each eligible employee who is a member of a winning contest team listed in Group 5 of Appendix A in the annual Norfolk Southern Safety Performance Contest for Non-Operating Agreement Employees and who works in covered employment without injury during the contest year.   A winning contest team in Group 5 of Appendix A shall be that contest team which achieves the lowest FRA Reportable Injury Ratio of all contest teams in its group during the contest year (if there is only one team listed in Group 5, then that team shall compete with the Group 2 Terminals listed in Appendix A to the Norfolk Southern Safety Incentive Plan for Operating Agreement Employees, for purposes of this Award and the additional Award described in the second sentence following).   In case of ties, duplicate Awards will be provided.   The Company will also award an additional 2 Stock Units to each eligible employee who works in covered employment without injury during the contest year and is a member of a winning contest team listed in Group 5 of Appendix A in the annual Norfolk Southern Safety Performance Contest for Non-Operating Agreement Employees which achieves a FRA Reportable Injury Ratio of zero.

3.   Employees receiving an Award will be notified of the Award in writing.   Cash payment representing the Fair Market Value of the Stock Units awarded will be made as soon as practicable after the date of the Award.

E.             WORKING WITHOUT INJURY - In order to be considered as having worked in covered employment without injury during a contest year for purposes of SIP, an eligible employee must not be named as being injured in an FRA-reportable accident/injury report during that year.   In the event that an eligible employee is named as being injured in any such report while employed in covered employment, he/she and, except as otherwise provided herein for winning contest teams in Group 5 of Appendix A, his/her contest team will not be eligible for an Award during the contest year.   Failure by an eligible employee to make a proper report of an injury during covered employment will result in his/her being removed from consideration for an Award in the calendar year in which the unreported injury occurred, and, if it is a different year, in the year in which the Company learns of the failure to make a proper report.

F.          SIP ADMINISTRATION - The SIP will be administered by the Safety Department.   Employee injury statistics for eligible employees will be maintained by the Safety Department.

G.             TERMINATION AND AMENDMENT - The Company has and reserves the right to terminate or amend SIP at any time and for any reason, in its sole discretion.

APPENDIX A

NORFOLK SOUTHERN

SAFETY PERFORMANCE CONTEST GROUPS

FOR NON-OPERATING AGREEMENT EMPLOYEES

            Group 1 - IT, Law, Treasurer, Material Management and All Ancillary Groups

            Group 2 - Accounting - Atlanta

            Group 3 - Accounting - Roanoke

Group 4 - Marketing

Group 5 - East Carolina Business Unit

SAFETY INCENTIVE PLAN

FOR OPERATING AGREEMENT EMPLOYEES

As Amended January 1, 2004

A.             INTRODUCTION - The Norfolk Southern Safety Incentive Plan ("SIP") is designed to provide an additional incentive to work safely through Safety Incentive Awards ("Awards") to eligible agreement employees who work without injury during the contest period.   This Plan was amended effective January 1, 2004 to provide for Awards to be made in the form of Stock Units.   Shares of Norfolk Southern Corporation common stock ("Common Stock") will not be awarded for calendar years beginning on or after January 1, 2004.

B.             ELIGIBILITY AND COVERED EMPLOYMENT - An "eligible employee" is an employee of Norfolk Southern Corporation or one of its rail subsidiaries or affiliates (the "Company") who works in the Operations Division during a calendar year a sufficient number of hours in "covered employment" equal to that required to earn vacation.   "Covered employment" is employment in a position covered by a collective bargaining agreement.   To qualify for an Award for a given year, an eligible employee must work in covered employment for more than half of that year in a single contest group and must have payroll activity of at least 960 hours during that year in that single contest group.   "Payroll activity" includes pay for straighttime, overtime, vacation, holiday, sickleave and any other hourly compensation made through the payroll process.   The eligible groups and competitive groupings are listed in the "Norfolk Southern Safety Performance Contest Groups," which is attached as Appendix A.   The definition and scope of the term "eligible employee" and other terms herein, without limitation, are subject to change at any time, at the sole discretion of the Company.

C.             STOCK UNITS - Awards will be made in the form of Stock Units.   Each Stock Unit represents the right to receive a cash payment based on the Fair Market Value of Norfolk Southern Corporation common stock on the date of the Award.   Eligible employees receiving an Award of Stock Units will not have any actual ownership interest (including the right to vote and/or receive dividends) in Common Stock.   Fair Market Value will equal the value of Common Stock on a particular date as measured by the closing price at which Common Stock is traded on such date as reported in the Composite Transactions by Bloomberg L.P., or its successor, on its internet-based service, or, if Common Stock was not traded on such date, on the next preceding day on which Common Stock was traded.

D.             SAFETY INCENTIVE AWARDS - The Company will award 6 Stock Units to each eligible employee who is a member of a winning contest team in the annual Norfolk Southern Safety Performance Contest and who works in covered employment without injury during the contest year.   A winning contest team shall be that contest team which achieves the lowest FRA Reportable Injury Ratio of all contest teams in its group during the contest year.   In case of ties, duplicate Awards will be provided.   The Company will also award an additional 2 Stock Units to each eligible employee who works in covered employment without injury during the contest year and is a member of a winning contest team in the annual Norfolk Southern Safety Performance Contest which achieves a FRA Reportable Injury Ratio of zero.   Employees receiving an Award will be notified of the Award in writing.   Cash payment representing the Fair Market Value of the Stock Units awarded will be made as soon as practicable after the date of the Award.

E.             WORKING WITHOUT INJURY - In order to be considered as having worked in covered employment without injury during a contest year for purposes of SIP, an eligible employee must not be named as being injured in any FRA-reportable accident/injury report during that year.   In the event that an eligible employee is named as being injured in any such report while employed in covered employment, he/she will not be eligible for an Award during the Contest year.   Failure by an eligible employee to make a proper report of an injury during covered employment will result in his/her being removed from consideration for an Award in the calendar year in which the unreported injury occurred, and, if it is a different year, in the year in which the Company learns of the failure to make a proper report.

F.             EXCEPTIONS - If a Department Head, after consultation with the Law Department, determines that an injured employee in that Department was not at fault and could not have avoided the injury, the employee's injury-free status for SIP purposes will be restored.   The determination made by the Department Head will be final and there will be no appeal.

G.         SIP ADMINISTRATION - The SIP will be administered by the Safety Department.   Employee injury statistics for eligible employees will be maintained by the Safety Department.

H.             TERMINATION AND AMENDMENT - The Company has and reserves the right to terminate or amend SIP at any time and for any reason, in its sole discretion.

APPENDIX A

     NORFOLK SOUTHERN SAFETY PERFORMANCE CONTEST GROUPS

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A.             TRANSPORTATION DEPARTMENT CONTEST

GROUP 1 DIVISIONS                              GROUP 2 DIVISIONS

DEARBORN DIVISION PIEDMONT DIVISION

PITTSBURGH DIVISION POCAHONTAS DIVISION

HARRISBURG DIVISION GEORGIA DIVISION

LAKE DIVISION CENTRAL DIVISION

ILLINOIS DIVISION                                         ALABAMA DIVISION

VIRGINIA DIVISION

GROUP 1 TERMINALS                           GROUP 2 TERMINALS

ATLANTA                                                          ALLENTOWN

BELLEVUE                                                     BROSNAN